Registration No. 333-68741
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

             Kansas                                   48-0457967
  (State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                Identification No.)

               Post Office Box 11315, Kansas City, Missouri 64112
                    (Address of principal executive offices)
                            ------------------------

                                 SPRINT SPECTRUM
                           SAVINGS AND RETIREMENT PLAN
                            (Full title of the Plan)
                            ------------------------

                                 Thomas A. Gerke
        Vice President, Corporate Secretary and Associate General Counsel
                                 P.O. Box 11315
                           Kansas City, Missouri 64112
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 624-3326
                            ------------------------



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         This Registration Statement as originally filed related to the offering of 640,000 shares of PCS Common Stock issuable under the Sprint Spectrum Savings and Retirement Plan (the "Plan"). An aggregate of 145,965 shares were issued pursuant to the Plan. The Plan was then merged into the Sprint Retirement
Savings Plan and no additional shares will be issued under the Plan. Therefore, the Registration Statement is amended to deregister the remaining 494,035 shares of PCS Stock covered by the Registration Statement.













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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 17th day of May, 2001.

                                     SPRINT CORPORATION


                                     By   /s/ A. B. Krause
                                          A. B. Krause, Executive Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                     Title                                        Date

                         Chairman of the Board and              )
W. T. ESREY*             Chief Executive Officer                )
                         (Principal Executive Officer)          )
                                                                )
                                                                )
                         Executive Vice President               )
                         and Chief Financial Officer            )   May 17, 2001
/s/ A. B. Krause         (Principal Financial Officer)          )
(A. B. Krause)                                                  )
                                                                )
                         Senior Vice President and              )
J. P. MEYER*             Controller                             )
                         (Principal Accounting Officer)         )
                                                                )





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                                                                )
DUBOSE AUSLEY*           Director                               )
                                                                )
                                                                )
WARREN L. BATTS*         Director                               )
                                                                )
                                                                )
_____________________    Director                               )
(I. O. Hockaday, Jr.)                                           )
                                                                )
                                                                )
RONALD T. LEMAY*         Director                               ) May 17, 2001
                                                                )
                                                                )
LINDA K. LORIMER*        Director                               )
                                                                )
                                                                )
C. E. RICE*              Director                               )
                                                                )
                                                                )
_____________________    Director                               )
Louis W. Smith                                                  )
                                                                )
                                                                )
STEWART TURLEY*          Director                               )





/s/ A. B. Krause
*(Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 333-68741)




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Savings and Retirement Plan Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 17th day of May, 2001.

                                            SPRINT  RETIREMENT SAVINGS PLAN


                                            By:  /s/ I. Benjamin Watson
                                                     I. Benjamin Watson
                                                 Savings and Retirement Plan
                                                      Committee Member









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